                                                                     Exhibit 4.4


                              PURCHASE AGREEMENT


     This PURCHASE AGREEMENT (this "Agreement"), dated as of October 27, 2000,
                                    ---------
is entered into by and between Myriad Genetics Inc., a Delaware corporation with offices at 320 Wakara Way, Salt Lake City, Utah 84108 (the "Company"), and Acqua
                                                            -------
Wellington North American Equities Fund, Ltd., a company organized under the laws of the Commonwealth of the Bahamas, with offices c/o Fortis Fund Services (Bahamas) Ltd., Montague Sterling Centre, East Bay Street, P. O. Box SS-6238, Nassau, Bahamas (the "Purchaser"), for the purchase and sale of shares of the
                      ---------
common stock, par value $0.01 per share (the "Common Stock"), of the Company by
                                              ------------
the Purchaser, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and Purchaser shall purchase shares of Common Stock; and

     WHEREAS, such purchase and sale will be made in reliance upon the provisions of Section 4(2) and Rule 901 of Regulation S ("Regulation S") of the
                                                          ------------
United States Securities Act of 1933, as amended and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the
                 --------------
registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

     NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchaser hereby agree as follows:

     1.   Purchase Price.
          --------------

          (a) Upon the following terms and subject to the conditions contained herein, the Purchaser hereby agrees to purchase 400,000 shares of the Company's Common Stock (the "Shares") at a per share price of $102.50 and for an
                   ------
aggregate purchase price of $41,000,000 (the "Purchase Price").
                                              --------------

          (b) The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock, to effect the issuance of the Shares.

          (c) The closing under this Agreement shall take place at the offices of the Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 1:00 p.m. (eastern time) upon the satisfaction of each of the conditions set forth in Section 5 hereof (the "Closing Date").
                                               ------------

     2.   Representations, Warranties and Covenants of the Purchaser.  The
          ----------------------------------------------------------
Purchaser represents and warrants to the Company, and covenants for the benefit
---------
of the Company, as follows:

          (a) This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

          (b) The Purchaser has received and carefully reviewed copies of the Public Document (as hereinafter defined). The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Shares and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Shares. The Purchaser, in making the decision to purchase the Shares, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

          (c) The Purchaser understands that the Shares are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

          (d) The Purchaser is not a "U.S. Person" (as defined in Rule 902(k) of Regulation S) and is not acquiring any of the Shares for the account or benefit of any U.S. Person.

          (e) The Shares were not offered to the Purchaser in the United States and at the time of execution of this Agreement and the time of any offer to the Purchaser to purchase the Shares, the Purchaser was physically outside of the "United States" (as defined in Rule 902(l) of Regulation S). The offer leading to the sale evidenced hereby was made in an "offshore transaction" (as defined in Rule 902(h) of Regulation S).

          (f) The Purchaser is and will be acquiring the Shares for such Purchaser's own account, and not with a view to any resale or distribution of the Shares in whole or in part, in violation of the Securities Act or any applicable securities laws.

          (g) The offer and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and Regulation S promulgated under the Securities Act. The Purchaser understands that the Shares purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Shares can be sold, transferred, assigned, pledged, subjected to any lien or security interest or otherwise conveyed to a U.S. Person or for the account or benefit of a U.S. Person unless in accordance with the provisions of Regulation S, pursuant to registration of the Shares under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Shares may be sold, transferred, assigned, pledged, subjected to a lien or security interest or otherwise conveyed only in compliance with such exemption and all applicable state and other securities laws).

          (h) The Purchaser (i) has such knowledge, experience and sophistication in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and the Shares; (ii) recognizes that such Purchaser's investment in the Company involves a high degree of risk; and (iii) is capable of bearing the entire loss of its investment in the Shares.

          (i) The Purchaser agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

          (j) The Purchaser is neither a registered broker-dealer nor an affiliate of a registered broker-dealer.

     3.   Representations, Warranties and Covenants of the Company.  The Company
          --------------------------------------------------------
represents and warrants to the Purchaser, and covenants for the benefit of the Purchaser, as follows:

          (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not shave a Material Adverse Effect. For purposes of this agreement, "Material Adverse Effect" shall mean any effect on the business, results of operations, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit the Company from entering into and performing any of its obligations under this Agreement in any material respect.

          (b) The Company has furnished the Purchaser with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2000 filed with the Commission (the "Public Document"), provided, that the
                                         ---------------
Purchaser acknowledges that the Company intends to file an amendment to such Public Document. The Public Document at the time of its filing did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As used herein, "Commission

Documents" means all reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          (c) The Shares have been duly authorized by all necessary corporate action and, when paid for by the Purchaser and issued in accordance with the terms hereof, the Shares shall be validly issued, will be fully paid and non-assessable.

          (d) Each of this Agreement and the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement") has been duly
                                   -----------------------------
authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

          (e) The execution and delivery of this Agreement and the Registration Rights Agreement, the issuance of any of the Shares and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

          (f) The sale and issuance of the Shares in accordance with the terms and on the basis of the representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

          (g) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated by this Agreement (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission, or Nasdaq or pursuant to any state or "blue sky" securities laws subsequent to the Closing, and, any registration statement which may be filed pursuant to this Agreement).

          (h) There is no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement, the Registration Rights Agreement or the transactions contemplated thereby or any action taken or to be take pursuant thereto. There is no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

          (i) Subsequent to the dates as of which information is given in the Public Document, except as contemplated herein, the Company has not incurred any material liabilities or material obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business.

          (j) The Company has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, patents, trade secrets and other proprietary rights ("Intellectual Property") necessary for its business as
                     ---------------------
now conducted and as proposed to be conducted as described in the Public Document or the Commission Documents except for any of the foregoing, the absence of which would not reasonably be likely to result in a Material Adverse Effect and, to its knowledge without any conflict with or infringement of the rights of others. Except as set forth in the Public Documents or the Commission Documents, there are no material outstanding options, licenses or agreements of any kind relating to the Intellectual Property, nor is the Company bound by or party to any material options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity.

          (k) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising in connection with any of the Shares.

          (l) Neither this Agreement or the Schedules hereto nor the Registration Rights Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (m) The authorized capital stock of the Company and the shares thereof issued and outstanding as of the date hereof are set forth on
Schedule 3(m) attached hereto. All of the outstanding shares of the Company's
-------------
Common Stock have been duly and validly authorized, and
are fully paid and non-assessable. Except as set forth in this Agreement, the Public Documents the Commission Documents or on Schedule 3(m) attached hereto,
                                                -------------
as of the date hereof, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement, in the Public Documents, the Commission Documents or on Schedule 3(m) as of the date
                                                 ------------
hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as disclosed in the Commission Documents and except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, as of the date hereof, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws
                                      -----------
as in effect on the date hereof (the "Bylaws").
                                      ------

          (n) In connection with the offer and sale of the Shares, no distributor or any affiliates or any person acting on behalf of the Company or any affiliate of the Company or any distributor has engaged in any "directed selling efforts" (as such term is defined in Rule 902(c) of Regulation S) nor conducted any general solicitation relating to the offer to persons residing within the United States or to "U.S. Persons" (as such term is defined in Rule 902(o) of Regulation S).

          (o) Prior to the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will use its best efforts to list the Shares for trading on the Nasdaq National Market system or any relevant market or system, if applicable, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ system or any relevant market or system.

          (p) The Company may not issue a press release or otherwise make a public statement or announcement with respect to the transaction contemplated hereby prior to the Closing Date. In the event that the Company is required by law or regulations to issue a press release or otherwise make a public statement or announcement with respect to this Agreement after the Closing Date, the Company shall consult with the Purchaser on the form and substance of such press release or other disclosure.

     4.  Conditions Precedent: The obligations hereunder of both the Company
         --------------------
and the Purchaser to enter into this Agreement is subject to their satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's and the Purchaser's sole benefit respectively, and they may waive their own rights at any time in their sole discretion.

          (a) The parties shall have executed and delivered this Agreement and the Registration Rights Agreement.

          (b) The Company shall have delivered certificates evidencing the Shares to the Purchaser.

          (c) Upon receipt of the certificates evidencing the Shares, the Purchaser shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Shares.

          (d) The Purchaser shall have received a legal opinion in substantially the form annexed hereto as Exhibit A.

     5.   Legends.  Unless otherwise provided below, each certificate
          -------
representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (the "Legend"):
                                          ------

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT, REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MYRIAD GENETICS INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION, IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL WHO IS REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

          HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

     6.   Fees and Expenses. Except as otherwise set forth in this Agreement and
          ------------------
the Registration Rights Agreement, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement and the Registration Rights Agreement.

     7.   Indemnification.
          ---------------

          (a) The Company hereby agrees to indemnify and hold harmless the Purchaser and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon any breach of any representation or warranty made by the Company in this Agreement.

          (b) The Purchaser hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Purchaser, (ii) any omission or alleged omission of a material fact with respect to the Purchaser or (iii) any breach of any representation, warranty or agreement made by the Purchaser in this Agreement.

     8.  Governing Law; Consent to Jurisdiction. This Agreement shall be
         --------------------------------------
governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein or its agent. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

9.  Notices.  All notices and other communications provided for or permitted
    -------
hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

               (a)  if to the Company:

                    Myriad Genetics Inc.
                    320 Wakara Way
                    Salt Lake City, Utah 84108
                    Tel. No.: (801) 584-3600
                    Fax No.: (801) 584-3640
                    Attn: President

                    with a copy to:

                    Lewis J. Geffen, Esq.
                    Mintz Levin Cohn Ferris Glovsky and Popeo PC
                    One Financial Center
                    Boston, Massachusetts 02111
                    Tel. No.: (617) 542-6000
                    Fax No.:  (617) 542-2241


               (b)  if to the Purchaser:

                    Acqua Wellington North American Equities Fund, Ltd. c/o Fortis Fund Services (Bahamas) Ltd.
                    Montague Sterling Centre
                    East Bay Street, P. O. Box SS-6238
                    Nassau, Bahamas
                    Attention:  Anthony L.M. Inder Rieden
                    Tel. No.: (242) 394-2700
                    Fax No.: (242) 394-9667

                    with a copy to:

                    Parker Chapin LLP
                    The Chrysler Building
                    405 Lexington Avenue
                    New York, New York 10174
                    Attention:  Christopher S. Auguste
                    Tel. No.: (212) 704-6000
                    Fax No.: (212) 704-6288

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

     10.  Entire Agreement. This Agreement and the Registration Rights Agreement
          ----------------
constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

     11.  Counterparts.  This Agreement may be executed by facsimile signature
          ------------
and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                 [end of page]

     IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.


                              MYRIAD GENETICS INC.



                              By: /s/ Peter D. Meldrum
                                  Name:  Peter D. Meldrum
                                  Title: President and C.E.O.



                              ACQUA WELLINGTON NORTH AMERICAN EQUITIES FUND,
                              LTD.



                              By: /s/ Helen A. Forbes
                                  Name:  Helen A. Forbes
                                  Title:  Secretary

                                EXHIBIT A TO THE
                        COMMON STOCK PURCHASE AGREEMENT
                               OPINION OF COUNSEL




          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) to conduct its business as presently conducted by it and to enter into and perform the Purchase Agreement and the Registration Rights Agreement and to carryout the transactions contemplated thereby. There are no jurisdictions in which, to our knowledge, the nature of the Company's properties or the transaction of its business, makes the Company's qualification to do business as a foreign corporation necessary, except for those jurisdictions in which the Company is qualified, to our knowledge, to do business as a foreign corporation or those jurisdictions in which failure to be so qualified would not have a Material Adverse Effect.

          2. The execution, delivery and performance by the Company of the Purchase Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action of the Company, and each of the Purchase Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company. The Purchase Agreement and the Registration Rights Agreement each constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

          3. The issuance, sale and delivery of the Shares in accordance with the Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. To our knowledge, the Shares are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. Neither the issuance, sale or delivery of the Shares is subject to any preemptive right of stockholders of the Company arising under law or the Certificate of Incorporation or By-laws of the Company, each as amended to date.

          4. The execution and delivery of the Purchase Agreement and the Registration Rights Agreement and the performance by the Company of its obligations thereunder, do not (A) violate any provision of the Certificate of Incorporation or By-laws of the Company, each as amended to date, (B) violate, conflict with or constitute a default under any material contract, commitment, trust or agreement of any kind known to us to which the Company is a party or by which it is bound or (C) violate the Delaware General Corporation Law or any U.S. federal statute, regulation or rule or, to our knowledge, any judgment, decree, writ, order or injunction of any arbitrator, court or governmental authority binding upon the Company.

          5. To our knowledge, there is no action, suit, proceeding or arbitration pending against or threatened against or affecting the Company before any court or arbitrator or any governmental body, agency or official which, if adversely determined, is reasonably likely to result in a Material Adverse Effect, or which in any manner questions the validity of the Purchase Agreement and the issuance of the Shares pursuant thereto, or the Registration Rights Agreement


          6. To our knowledge, all authorizations, consents, approvals and clearances of all governmental agencies and authorities and of third parties required in order to permit the issuance by the Company of the Shares pursuant to the Purchase Agreement (other than any filings which may be required to be made by the Company with the Commission, or Nasdaq subsequent to the Closing, and, any registration statement which may be filed pursuant to the Purchase Agreement or the Registration Rights Agreement) have been obtained.

          7. Subject to the truth and accuracy of the representations and warranties of the Purchaser set forth in Section 2 of the Purchase Agreement, the offer, issuance and sale of the Shares pursuant to the Purchase Agreement will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 4(2) and Regulation S promulgated thereunder.